UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 19, 2009

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson St., Ste. B, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q and 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

and

Item 5.02 Compensatory Arrangements of Certain Officers

and

Item 7.01.  Regulation FD Disclosure.

Executive Officer Compensation.

On August 19, 2009, the Board of Directors of Aldila, Inc. (the “Company”) approved an annual grant of Restricted Stock Awards to certain executive officers of the Company under the Company’s 2009 Equity Incentive Plan (the “Plan”) to be effective August 25, 2009.  The Restricted Stock Awards will vest in three equal, annual installments on the anniversary of the grant date in 2010, 2011 and 2012, subject to the terms and conditions of a Restricted Stock Award Agreement in the form previously filed on March 12, 2009 as Exhibit 99.4 to Form 8-K.

The number of the Company’s common shares awarded to each executive officer of the Company is listed below:

Executive Officer	Shares of Restricted Stock Issued

Peter R. Mathewson, Chairman, President, CEO, and Director	8,000

Robert J. Cierzan, Secretary, and Sr. V.P.	1,500

Michael J. Rossi, V.P. of Sales and Marketing	4,000

Scott M. Bier, V.P. – Finance, Treasurer, and CFO	6,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2009	Aldila, Inc.

/s/ Scott M. Bier
Scott M. Bier
Chief Financial Officer and Vice President